United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
December 21, 2006
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-20852 (Commission File Number)	16-1387013 (IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)		14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
A.     Nancy Naigle Resignation
     On December 27, 2006, Nancy Naigle tendered her resignation (effective December 31, 2006) as the Vice President of Sales and Marketing of Ultralife Batteries, Inc. (the “Company”). Ms. Naigle will remain employed by the Company as a Vice President and will provide sales, marketing and administrative support services to the Company. As a result of her resignation, Ms. Naigle will no longer be an executive officer of the Company.
B.     Executive Compensation Arrangements
     On December 21, 2006, the Board of Directors (the “Board”) of the Company on the recommendation of its Compensation and Management Committee (the “Committee”) adopted certain material compensation arrangements for the Company’s executive officers, including the Named Executive Officers. The Company’s Named Executive Officers are those executive officers for whom disclosure is required in the Company’s filings with the Securities and Exchange Commission pursuant to Item 402(c) of Regulation S-K.
     The material compensation arrangements for executive officers adopted by the Board consist of (1) a base compensation plan, (2) a non-equity incentive plan, and (3) a long-term equity incentive plan, under which stock options, performance-vested restricted shares, and time-vested restricted shares can be awarded. In addition, the Committee adopted a policy to encourage ownership of the Company’s stock by the executive officers. Each of these arrangements and the new stock ownership policy is summarized below. The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis to be included in the Company’s 2007 proxy statement.
     1.     Base Compensation Plan
     Under the base compensation plan for 2007, each of the Named Executive Officers will receive annual base compensation in the amount set forth opposite his name.

Name	Title	Amount

John D. Kavazanjian	President and Chief Executive Officer	$331,250

William A. Schmitz	Chief Operating Officer	$230,000

Robert W. Fishback	Vice President of Finance and Chief Financial Officer	$202,500

Peter F. Comerford	Vice President of Administration and General Counsel	$178,750

     2.     Non-Equity Incentive Plan
     Mr. Kavazanjian will be eligible to receive a cash award in an amount equal to up to 50% of his 2007 annual base compensation under the non-equity incentive plan for 2007. The determination as to whether Mr. Kavazanjian receives such cash award and the amount of such award actually paid to him, if any, will be based on whether the Company meets predetermined targets for its operating performance. The Company’s operating performance must exceed 90% of the applicable targets in order for Mr. Kavazanjian to receive a non-equity incentive plan award.
     Mr. Schmitz will be eligible to receive a cash award in an amount equal to up to 40% of his 2007 annual base compensation under the non-equity incentive plan for 2007. The determination as to whether Mr. Schmitz receives such cash award and the amount of such award actually paid to him, if any, will be based on whether the Company meets predetermined targets for its operating performance. The Company’s operating performance must exceed 90% of the applicable targets in order for Mr. Schmitz to receive a non-equity incentive plan award.
     Mr. Fishback will be eligible to receive a cash award in an amount equal to up to 40% of his 2007 annual base compensation under the non-equity incentive plan for 2007. The determination as to whether Mr. Fishback receives such cash award and the amount of such award actually paid to him, if any, will be based on two factors, each of which is given equal weight and the satisfaction of either of which could entitle Mr. Fishback to receive a cash award in an amount equal to up to 20% of his 2007 annual base compensation. The first factor is whether the Company meets its predetermined targets for operating performance. The second factor is the Committee’s subjective evaluation of Mr. Fishback’s performance. The Company’s operating performance must exceed 90% of the applicable targets in order for Mr. Fishback to receive a non-equity incentive plan award on account of the satisfaction of the first factor.
     Mr. Comerford will be eligible to receive a cash award in an amount equal to up to 30% of his 2007 annual base compensation under the non-equity incentive plan for 2007. The determination as to whether Mr. Comerford receives such cash award and the amount of such award actually paid to him, if any, will be based on two factors, each of which is given equal weight and the satisfaction of either of which could entitle Mr. Comerford to receive a cash award in an amount equal to up to 15% of his 2007 annual base compensation. The first factor is whether the Company meets its predetermined targets for operating performance. The second factor is the Committee’s subjective evaluation of Mr. Comerford’s performance. The Company’s operating performance must exceed 90% of the applicable targets in order for Mr. Comerford to receive a non-equity incentive plan award on account of the satisfaction of the first factor.
     All other executive officers will be eligible to receive a cash award in an amount equal to up to 30% of their 2007 annual base compensation under the non-equity incentive plan for 2007. The determination as to whether those executive officers receive such cash award and the amount of such award actually paid to an executive officer, if any, will be based on two factors, each of which is given equal weight and the satisfaction of either of which could entitle the executive officer to receive a cash award in an amount equal to up to 15% of his 2007 annual base compensation. The first factor is whether the Company meets its predetermined targets for operating performance. The second factor is the Committee’s subjective evaluation of the executive officer’s performance. The Company’s operating performance must exceed 90% of the applicable targets in order for the executive officer to receive a non-equity incentive plan award on account of the satisfaction of the first factor.
     3.     Long-Term Incentive Plan
     The Long-Term Incentive Plan of the Company consists of three components: (1) stock options, (2) performance-vested restricted shares, and (3) time-vested restricted shares. Each component is addressed, in turn, below.
     (a)     Stock Options
     The Board granted options to purchase shares of the Company’s common stock under the Company’s Long-Term Incentive Plan to its executive officers. The options have a seven-year term and vest over a three-year period in equal installments. Mr. Kavazanjian received an option to purchase 30,000 shares, Mr. Schmitz and Mr. Fishback each received an option to purchase 15,000 shares, and Mr. Comerford received an option to purchase 7,500 shares.
     (b)     Performance-Vested Restricted Shares
     The Board granted performance-vested restricted shares of the Company’s common stock under the Company’s Long-Term Incentive Plan to its executive officers. These shares vest in three equal installments and become unrestricted only if the Company meets or exceeds the same predetermined target for its operating performance for 2007, 2008 and 2009 as used for determining cash awards pursuant to the non-equity incentive plan. Mr. Kavazanjian was granted 15,000 performance-vested restricted shares, Mr. Schmitz and Mr. Fishback each were granted 7,500 performance-vested restricted shares, and Mr. Comerford was granted 4,500 performance-vested restricted shares. All other executive officers were granted 3,000 performance-vested restricted shares. The plan also contemplates the ability to apply any excess operating performance to a prior year or a subsequent year for purposes of satisfying the vesting requirements.
     (c)     Time-Vested Restricted Shares
     The Board granted time-vested restricted shares of the Company’s common stock under the Company’s Long-Term Incentive Plan to its executive officers. These shares vest over a three-year period in equal installments, commencing on first anniversary of the grant date. Mr. Kavazanjian was granted 2,000 time-vested restricted shares, Mr. Schmitz and Mr. Fishback were each granted 2,500 time-vested restricted shares, and Mr. Comerford was granted 1,500 time-vested restricted shares. Other executive officers were granted 1,000 time-vested restricted shares.
     4.     Stock Ownership Policy for Executive Officers
     The Board adopted a stock ownership policy for the Company’s executive officers. Pursuant to the policy, executive officers must own and hold a certain minimum number of shares of the Company’s common stock during a three-year period. During the first such period,

Mr. Kavazanjian will be expected to own and hold shares of the Company’s common stock having an aggregate value equal to his 2007 annual base compensation, Mr. Schmitz will be expected to own and hold shares having a value equal to one-half of his 2007 annual base compensation, Mr. Fishback will be expected to own and hold shares having a value equal to one-half of his 2007 annual base compensation, and Mr. Comerford will be expected to own and hold shares having a value equal to one-third of his 2007 annual base compensation. All other executive officers will be expected to own and hold shares having a value equal to one-third of their 2007 annual base compensation. The Board expects to re-evaluate these stock ownership standards every three years.
     At any time that an executive officer owns fewer shares than the applicable target ownership amount, then until such time as he reaches the target ownership amount, any time he exercises an option, he will be required to hold 50% of the net shares received on exercise (net being determined by taking the maximum number of shares exercised and subtracting (a) that number of shares sold in a broker-assisted cashless exercise to fund the exercise price and (b) that number of shares sold to fund the tax payment, if any, required). Otherwise, there are no adverse consequences to an executive officer owning fewer shares than the applicable target ownership amount.
Item 9.01     Financial Statements and Exhibits
     Exhibit 99.1 Naigle Resignation Letter

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2006	ULTRALIFE BATTERIES, INC.

/s/ Peter F. Comerford

Peter F. Comerford Vice President of Administration & General Counsel